Exhibit 99.1

Contact: Sean K.F. Hannan, Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

TTM Technologies, Inc. Reports First Quarter 2026 Results

Santa Ana, CA – April 29, 2026 – TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”), a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including printed circuit boards (“PCB”s) and substrates, today reported results for the first quarter of 2026, which ended on March 30, 2026.

First Quarter 2026 Highlights

•	Net sales were $846 million, up 30% year on year, and an all-time quarterly record

•	GAAP net income of $50.0 million, or $0.47 per diluted share

•	Adjusted EBITDA of $132.9 million, or 15.7% of net sales

•	Non-GAAP net income of $80.1 million, or $0.75 per diluted share, an all-time quarterly record

•	Cash flow from operations of $21.7 million, or 2.6% of net sales

•	Total book to bill of 1.41

•	A&D end market was 40% of total net sales; and total program backlog was $1.6 billion

•	Data Center and Networking end market was 36% of total net sales driven by continued AI demand

First Quarter 2026 GAAP Financial Results

Net sales in the first quarter of 2026 were $846.0 million, compared to $648.7 million in the first quarter of 2025.

GAAP operating income in the first quarter of 2026 was $72.4 million. This compared to GAAP operating income in the first quarter of 2025 of $50.3 million.

GAAP net income in the first quarter of 2026 was $50.0 million, or $0.47 per diluted share. This compared to GAAP net income in the first quarter of 2025 of $32.2 million, or $0.31 per diluted share.

First Quarter 2026 Non-GAAP Financial Results

Adjusted EBITDA in the first quarter of 2026 was $132.9 million, or 15.7% of net sales, compared to adjusted EBITDA of $99.5 million, or 15.3% of net sales, in the first quarter of 2025.

Non-GAAP net income in the first quarter of 2026 was $80.1 million, or $0.75 per diluted share. This compares to non-GAAP net income of $52.4 million, or $0.50 per diluted share, in the first quarter of 2025.

“Our delivery of record high quarterly net sales and non-GAAP EPS reflected both the strength of the markets’ demand for our advanced technology and the high level of execution from our employees. Revenues grew 30% year on year, driven by continued robust demand in the Data Center and Networking end market supporting AI and data center buildouts. Our Medical, Industrial and Instrumentation end market also experienced strong double-digit year on year revenue growth, and our Aerospace and Defense end market grew in the double-digits year on year, which was above our expectations,” said Edwin Roks, President & CEO of TTM Technologies, Inc. “Adjusted EBITDA margin was a healthy 15.7% and cash from operations was $21.7 million, enabling the company to maintain a solid balance sheet with a net leverage ratio of 1.0x.” concluded Dr. Roks.

Contact: Sean K.F. Hannan, Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

Business Outlook

For the second quarter of 2026, TTM estimates that net sales will be in the range of $930 million to $970 million, and non-GAAP net income will be in the range of $0.82 to $0.88 per diluted share. For fiscal year 2026, TTM currently believes that the growth trajectory projected for the first half of 2026 can continue at approximately the same pace in the second half of 2026.

With respect to TTM’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses including but not limited to unrealized foreign exchange translation, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP has not been provided because TTM is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss first quarter 2026 results and the second quarter 2026 outlook on Wednesday, April 29, 2026, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Access to the conference call will be available by clicking on the registration link TTM Technologies, Inc. First Quarter 2026 Conference Call. Registering participants will receive dial in information and a unique PIN to join the call. Participants can register at any time up to the start of the conference call. The conference call will also be simulcast on the company’s website for those who would like to view the live webcast, and this can be accessed by clicking on the link TTM Technologies First Quarter 2026 Webcast.

Contact: Sean K.F. Hannan, Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at TTM Technologies First Quarter 2026 Webcast.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including PCBs and substrates. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop design, engineering and manufacturing services enable customers to reduce the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. TTM’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of TTM’s financial closing procedures, final adjustments, completion of the review by TTM’s independent registered accounting firm, and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates, and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, this release includes information about TTM’s adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per diluted share (“EPS”), all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliations below to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	First Quarter
	2026	2025
Net sales	$845,976	$648,668
Cost of goods sold	664,795	517,696

Gross profit	181,181	130,972

Operating expenses:
Selling and marketing	24,994	21,271
General and administrative	68,745	43,774
Research and development	7,808	8,064
Amortization of definite-lived intangibles	6,889	6,889
Restructuring charges	296	714

Total operating expenses	108,732	80,712

Operating income	72,449	50,260
Interest expense	(10,600)	(11,464)
Other, net	(3,324)	2,195

Income before income taxes	58,525	40,991
Income tax provision	(8,537)	(8,813)

Net income	$49,988	$32,178

Earnings per share:
Basic	$0.48	$0.32
Diluted	0.47	0.31
Weighted-average shares used in computing per share amounts:
Basic	103,832	101,866
Diluted	107,084	104,530
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	103,832	101,866
Dilutive effect of performance-based stock units, restricted stock units and stock options	3,252	2,664

Diluted shares	107,084	104,530

SELECTED BALANCE SHEET DATA

	March 30, 2026	December 29, 2025
Cash and cash equivalents	$410,049	$501,234
Accounts receivable, net	618,082	563,741
Contract assets	513,029	468,006
Inventories	280,210	250,057
Total current assets	1,913,806	1,855,406
Property, plant and equipment, net	1,067,253	1,010,710
Total assets	3,981,030	3,840,331
Short-term debt, including current portion of long-term debt	$3,851	$3,815
Accounts payable	607,896	543,538
Contract liabilities	174,529	175,627
Total current liabilities	1,015,495	962,197
Long-term debt, net of discount and issuance costs	911,842	912,336
Total long-term liabilities	1,127,874	1,115,881
Total stockholders’ equity	1,837,661	1,762,253
Total liabilities and stockholders’ equity	3,981,030	3,840,331

SUPPLEMENTAL DATA

	First Quarter
	2026	2025
Gross margin	21.4%	20.2%
Operating margin	8.6%	7.7%

	First Quarter
	2026	2025
End market breakdown[1]:
Aerospace and Defense	40%	48%
Automotive	8%	11%
Data Center and Networking	36%	28%
Medical, Industrial, and Instrumentation	16%	13%

	First Quarter
	2026	2025
Operating segment data[1]:
Net sales:
Aerospace & Defense	$351,664	$316,250
Commercial	495,043	332,705
Intersegment eliminations	(731)	(287)

Total net sales	$845,976	$648,668

Segment operating income:
Aerospace & Defense	54,779	42,369
Commercial	81,568	43,649

Total segment operating income	$136,347	$86,018

Unallocated amounts:
Restructuring	(296)	(714)
Acquisition-related and other charges	(197)	—
Stock-based compensation	(24,356)	(8,787)
Other corporate expenses	(29,825)	(17,033)
Amortization of definite-lived intangibles	(9,224)	(9,224)

Total operating income	$72,449	$50,260

RECONCILIATIONS[2]
	First Quarter
	2026	2025
Non-GAAP gross profit reconciliation[3]:
GAAP gross profit	$181,181	$130,972
Add back item:
Amortization of definite-lived intangibles	2,335	2,335
Stock-based compensation	3,667	2,673
Unrealized (gain) loss on commodity hedge	1,494	(776)

Non-GAAP gross profit	$188,677	$135,204

Non-GAAP gross margin	22.3%	20.8%
Non-GAAP operating income reconciliation[4]:
GAAP operating income	$72,449	$50,260
Add back items:
Amortization of definite-lived intangibles	9,224	9,224
Stock-based compensation	24,356	8,787
Unrealized (gain) loss on commodity hedge	1,494	(776)
Restructuring, acquisition-related and other charges	493	714

Non-GAAP operating income	$108,016	$68,209

Non-GAAP operating margin	12.8%	10.5%

	First Quarter
	2026	2025
Non-GAAP net income and EPS reconciliation[5]:
GAAP net income	$49,988	$32,178
Add back items:
Amortization of definite-lived intangibles	9,224	9,224
Stock-based compensation	24,356	8,787
Non-cash interest expense	554	531
Unrealized (gain) loss on commodity hedge	1,494	(776)
Unrealized (gain) loss on foreign exchange	(983)	2,214
Restructuring, acquisition-related and other charges	493	714
Income taxes[6]	(5,044)	(440)

Non-GAAP net income	$80,082	$52,432

Non-GAAP earnings per diluted share	$0.75	$0.50
Adjusted EBITDA reconciliation[7]:
GAAP net income	$49,988	$32,178
Add back items:
Income tax provision	8,537	8,813
Interest expense	10,600	11,464
Amortization of definite-lived intangibles	9,224	9,224
Depreciation expense	29,292	26,863
Stock-based compensation	24,356	8,787
Unrealized (gain) loss on commodity hedge	1,494	(776)
Unrealized (gain) loss on foreign exchange	(983)	2,214
Restructuring, acquisition-related and other charges	374	714

Adjusted EBITDA	$132,882	$99,481

Adjusted EBITDA margin	15.7%	15.3%
Free cash flow reconciliation:
Operating cash flow	$21,743	$(10,655)
Capital expenditures, net	(106,801)	(63,220)

Free cash flow	$(85,058)	$(73,875)

[1]

Prior year end market revenue and operating segment data has been recasted in connection with the Company’s previously disclosed change in organization structure - refer to the recasted historical selected unaudited financial information in the Form 8-K filed on July 30, 2025 for further information. The prior year end market revenue has been recasted also due to merged Data Center Computing and Networking end markets. The operating segment data has been recasted also due to strategically realigning the RF and Specialty Components (RF&S Components) segment within the A&D segment during the quarter ended March 30, 2026.

[2]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[3]	Non-GAAP gross profit and gross margin measures exclude amortization of definite-lived intangibles, stock-based compensation, and unrealized (gain) loss on commodity hedge.
[4]

Non-GAAP operating income and operating margin measures exclude amortization of definite-lived intangibles, stock-based compensation, unrealized (gain) loss on commodity hedge, restructuring, acquisition-related, and other charges.

[5]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of definite-lived intangibles, stock-based compensation, non-cash interest expense, unrealized (gain) loss on commodity hedge, unrealized (gain) loss on foreign exchange, restructuring, acquisition-related, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[6]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[7]

Adjusted EBITDA is defined as earnings before income taxes provision, interest expense, amortization of definite-lived intangibles, depreciation expense, stock-based compensation, unrealized (gain) loss on commodity hedge, unrealized (gain) loss on foreign exchange, restructuring, acquisition-related, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.